Exhibit 10.2

THE SECURITIES (INCLUDING THE COMMON STOCK WHICH MAY BE PURCHASED HEREUNDER) REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

ADDITIONALLY, THE TRANSFER OF THESE SECURITIES (INCLUDING THE COMMON STOCK WHICH MAY BE PURCHASED HEREUNDER) IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANTHOLDERS AGREEMENT DATED AS OF MARCH 27, 2018, BETWEEN THE COMPANY AND SEARCHLIGHT II TBO-W, L.P., AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME. UPON THE FULFILLMENT OF CERTAIN CONDITIONS, THE COMPANY HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

Issue Date: March 27, 2018

CERTIFICATE NO. PW-1

GLOBAL EAGLE ENTERTAINMENT INC.

Common Stock Purchase Warrant (Penny Warrant)

Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that Searchlight II TRO-W, L.P., a Delaware limited partnership (the “Holder”), subject to the terms and conditions hereof (including, without limitation, Sections 1.6 and 1.7), shall be entitled to purchase from the Company, at any time and from time to time after the Issue Date and on or prior to the close of business on March 27, 2028 (the “Expiration Date”), 18,065,775 fully paid and nonassessable shares (individually, a “Warrant Share” and collectively, the “Warrant Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), at a price per share equal to the Exercise Price. The number of Warrant Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

This warrant (this “Warrant”) is being issued by the Company to the Holder in connection with the transactions contemplated by that certain Securities Purchase Agreement, dated as of March 8, 2018, among the Company, the Holder and the other parties thereto (the “Securities Purchase Agreement”). The following terms used herein shall have the meanings set forth below when used in this Warrant:

“Adjustment Event” has the meaning set forth in Section 6.3.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such specified Person. The term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), when used with respect to a specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such specified Person, whether through the ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, (i) the Company, its Subsidiaries and its other Affiliates shall not be considered Affiliates of any of the Holders or any of their respective Affiliates (other than the Company, its Subsidiaries and its other Affiliates) and (ii) none of the Holders shall be considered Affiliates of any Portfolio Company in which Searchlight Capital Partners, L.P. or any of its investment fund Affiliates has a minority equity investment.

“beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming exercise of all Warrants, if any, owned by such Person to Common Stock).

“Bloomberg” means Bloomberg Financial Markets.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close or be closed.

“Cash Exercise” has the meaning set forth in Section 1.2.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Daily VWAP” means, as of any date of determination, the average per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ENT <equity> AQR” (or its equivalent successor if such Bloomberg page is not available) for the period of 45 consecutive Trading Days ending on the most recently completed Trading Day prior to such determination date from the scheduled open of trading until the scheduled close of trading of the primary trading session on each Trading Day of such period (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day reasonably determined, using a volume-weighted average method, by an Independent Financial Expert appointed for such purpose). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Exercise by Net Share Settlement” has the meaning set forth in Section 1.3.

“Exercise Price” means $0.01 per share, subject to all adjustments from time to time pursuant to the provisions of Section 6.

“HSR Act” has the meaning set forth in Section 1.1.

“HSR Threshold” has the meaning set forth in Section 1.1.

“Independent Financial Expert” means a nationally recognized accounting, investment banking or consultant firm, which firm does not have a material financial interest or other material economic relationship with either the Company or any of its Affiliates or the Holder or any of its

Affiliates that is, in the good faith judgment of the Board, qualified to perform the task for which it has been engaged.

“Liquidity Event” has the meaning set forth in Section 7.

“Market Price” means, as of any date, (i) so long as the Common Stock continues to be traded on NASDAQ on such date, the last reported sale price of the Common Stock on the Trading Day immediately prior to such date on NASDAQ and (ii) if the Common Stock is not traded on NASDAQ on such date, the closing sale price of the Common Stock on the Trading Day immediately prior to such date as reported in the composite transactions for the principal U.S. national securities exchange or market on which the Common Stock is so listed or traded, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national securities exchange on which the Common Stock is so listed or traded on the Trading Day immediately prior to such date, or if the Common Stock is not so listed or traded on a U.S. national securities exchange or market, the last closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if that bid price is not available, the market price of the Common Stock on the Trading Day immediately prior to such date as determined by an Independent Financial Expert appointed for such purpose, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming such securities are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.

All references herein to the “closing sale price” and “last reported sale price” of the Common Stock on NASDAQ shall be such closing sale price and last reported sale price as reflected on the website of NASDAQ (www.nasdaq.com).

“Maximum Voting Power” means, at the time of determination, the total number of votes which may be cast by all capital stock on the applicable subject matter subject to the vote of the Common Stock and any other securities that constitute voting stock voting together as a single class and after giving effect to any limitation on voting power set forth in the document governing such voting stock.

“NASDAQ” means any national stock exchanges now or hereafter maintained by NASDAQ, including, without limitation, the NASDAQ Global Select Market, the NASDAQ Global Market and the NASDAQ Capital Market.

“Options” means any warrants (including this Warrant) or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Portfolio Company” means any corporation, limited liability company, trust, joint venture, association, company, partnership, collective investment scheme or other entity in which a Person has invested, directly or indirectly.

“Public Sale” shall mean (i) an underwritten public offering pursuant to an effective registration statement (other than a registration statement on Form S-4, Form S-8 or any successor or other forms promulgated for similar purposes) filed under the Securities Act or (ii) a “brokers’ transaction” (as defined in Rule 144).

“Senior Credit Agreement” means that certain credit agreement, dated as of January 6, 2017, among the Company, as borrower, the guarantors party thereto from time to time, Citibank, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other lenders party thereto from time to time, as amended through the date hereof.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which trading in the Common Stock (or other applicable security) generally occurs on the principal exchange or market on which the Common Stock (or other applicable security) is then listed or traded; provided that if the Common Stock (or other applicable security) is not so listed or traded, “Trading Day” means a Business Day.

“Vesting Date” has the meaning set forth in Section 1.6.

“Warrantholders Agreement” means the Warrantholders Agreement, dated as of March 27, 2018, between the Company and the Holder.

1.    Exercise of Warrants.

1.1    General Exercise. This Warrant may be exercised in whole or in part by the Holder at any time and from time to time after the Vesting Date and on or prior to the close of business on the Expiration Date, subject to Section 1.6 and Section 1.7; provided, however, that if such exercise would result in the Holder acquiring beneficial ownership of Common Stock (together with all other Common Stock owned by the Holder at such time) with a value of or in excess of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), notification threshold applicable to the Holder (the “HSR Threshold”), or with a value of or in excess of the notification thresholds of applicable competition or merger control laws of other jurisdictions applicable to the Holder (“Foreign Thresholds”), and no exemption to filing a notice and report form under the HSR Act or applicable competition or merger control laws of other jurisdictions, as the case may be, are applicable, then only the exercise of such portion of this Warrant, which when exercised does not exceed the HSR Threshold or Foreign Thresholds, shall be exercised and the Purchase Form and/or Notice of Exercise by Share Settlement shall be deemed to relate only to such portion of this Warrant, in which case the exercise of the remaining portion of this Warrant in excess of the HSR Threshold or Foreign Thresholds shall not occur until the expiration or early termination of the applicable waiting periods. Any exercise of this Warrant may be conditioned upon the occurrence of (a) a Public Sale of the Warrant Shares or (b) any event described in Section 8.3(iii). Such conditional exercise shall be deemed revoked if such event or transaction does not occur on the date, or within the dates, specified in the applicable notice provided by or on behalf of the Company pursuant to Section 8 (if such a notice was provided).

1.2    Exercise for Cash. This Warrant may be exercised (a “Cash Exercise”) by delivering this Warrant to the Company at its principal executive office, or at the office of its stock transfer agent, if any, accompanied by (i) the “Purchase Form” attached as Exhibit A hereto duly completed and executed on behalf of the Holder and (ii) a payment to the Company in the amount equal to the Exercise Price multiplied by the number of Warrant Shares in respect of which this Warrant is then exercised, plus all taxes required to be paid by the Holder, if any, pursuant to Section 2.

1.3    Exercise by Net Share Settlement. This Warrant may be exercised, in whole or in part (an “Exercise by Net Share Settlement”), into the number of Warrant Shares determined in accordance with this Section 1.3 by delivering this Warrant to the Company at its principal executive office, or at the office of its stock transfer agent, if any, accompanied by (i) the “Notice of Exercise by Net Share Settlement” attached hereto as Exhibit B duly completed and executed on behalf of the Holder and (ii) a payment to the Company for any taxes required to be paid by the Holder, if any, pursuant to Section 2. In the event of an exercise by Net Share Settlement, the Company shall issue to the Holder a number of Warrant Shares (rounded to the nearest whole number) computed using the following formula:

Y (A - B)
X =	A

Where:

X =	The net number of shares of Common Stock to be issued to the Holder pursuant to the Exercise by Net Share Settlement;

Y =	The gross number of shares of Common Stock in respect of which the Exercise by Net Share Settlement is made;

A =	The Market Price as of the Exercise Date; and

B =	The Exercise Price.

1.4    Issuance of Certificate(s); Authorization. Subject to Section 9.1, upon surrender of this Warrant and full compliance with each of the other requirements in Section 1.2, in the case of a Cash Exercise, and Section 1.3, in the case of an Exercise by Net Share Settlement, the Company shall, promptly, and in any event, within 2 Trading Days, either (i) issue and cause to be delivered a certificate or certificates or (ii) instruct its transfer agent to register in book entry form, in either case to the Holder, or upon the written request of the Holder, in and to such name or names as the Holder may designate, a certificate or certificates (or book entry shares) for the number of Warrant Shares issuable upon the Cash Exercise or the Exercise by Net Share Settlement, as the case may be. Such certificate or certificates (or book entry shares) shall not be deemed to have been issued, and any person so designated to be named therein shall not be deemed to have become or have any rights of a holder of record of such Warrant Shares, until all requirements set forth in Section 1.2, in the case of a Cash Exercise, and Section 1.3, in the case of an Exercise by Net Share Settlement, have been fully met by the Holder. The certificate(s) (or book entry shares) representing the Warrant Shares acquired upon the exercise of this Warrant shall bear the restrictive legend substantially in the form set forth on Exhibit C hereto; provided, that, upon the reasonable request of the Holder, at any time, and from time to time, when such legend is no longer required under the Securities Act or applicable state laws, the Company shall promptly remove such legend from any certificate representing the Warrant Shares (or issue one or more new certificates representing such Warrant Shares, which certificate(s) shall not contain a legend). The Company hereby represents and warrants that any Common Stock issued upon the exercise of this Warrant in accordance with the provisions of Sections 1.2 and/or 1.3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Holder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Warrant Shares so issued will be deemed to have been issued to the Holder (and the Holder shall be the beneficial owner thereof) as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date.

1.5    Full or Partial Exercise. This Warrant shall be exercisable, at the election of the Holder, either in full or in part and, in the event that this Warrant is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, the Company shall promptly issue a new certificate evidencing the remaining Warrant or Warrants, in a form substantially identical hereto, in the name of the Holder, and delivered to the Holder or to another person that the Holder has designated for delivery as soon as practicable, and in any event not exceeding three business days from such exercise.

1.6    Vesting Period. This Warrant shall vest and become exercisable on January 1, 2021 (the “Vesting Date”); provided, however, that this Warrant shall only become exercisable on or after the Vesting Date if at any time following the Issue Date the Daily VWAP is at or above $4.00 per share of Common Stock. Notwithstanding any provision herein, this Warrant automatically shall vest upon the occurrence of a Change of Control (as defined in the Senior Credit Agreement) or a Liquidity Event and, as applicable, become subject to Section 7.

1.7    Restrictions on Exercise. The Holder will not be permitted to exercise the right to purchase Warrant Shares if and to the extent, as a result of such exercise, either (i) such Holder’s, together with such Holder’s Affiliates, aggregate voting power on any matter that could be voted on by holders of the Common Stock would exceed 19.9% of the Maximum Voting Power or (ii) such Holder, together with such Holder’s Affiliates, would beneficially own more than 19.9% of the then outstanding Common Stock; provided, however, that such exercise restriction shall not apply in connection with and subject to completion of (i) a Public Sale of the Warrant Shares to be issued upon such exercise, (ii) a bona fide third party tender offer for the Common Stock issuable thereupon, or (iii) a Liquidity Event if, in the case of each of clauses (i), (ii) and (iii), such Holder and its Affiliates will not beneficially own in excess of 19.9% of the then outstanding Common Stock following the consummation of such event. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of Warrant Shares to be issued with respect to which a Notice of Exercise by Net Share Settlement or Purchase Form has been given and the shares of Common Stock to be issued in connection with the exercise of any other outstanding warrants beneficially owned by such Holder or any of its Affiliates. Upon the written request of the Holder, the Company shall within two Business Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. The restrictions contained in this paragraph shall automatically terminate upon the consummation of a Liquidity Event with respect to the surviving Person (if other than the Company).

2.    Payment of Taxes. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names (provided that the Holder has complied with the restrictions on transfer set forth herein and in the Warrantholders Agreement) as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by a properly executed assignment in form attached as Exhibit D hereto; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

3.    Mutilated, Missing or Lost Warrant. In the event that this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue and countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for its loss, theft or destruction, a new Warrant with identical terms, representing an equivalent number of Warrant Shares and dated the same date as this Warrant that was mutilated, lost, stolen or destroyed, but only upon receipt of evidence and indemnity or other security reasonably satisfactory to the Company of the loss, theft or destruction of this Warrant.

4.    Reservation of Warrant Shares.

4.1    At all times prior to the Expiration Date, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of this Warrant, a number of shares of Common Stock equal to the aggregate Warrant Shares issuable upon the exercise of this Warrant. The Company shall use commercially reasonable efforts to take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violating the Company’s governing documents, any agreements to which the Company is a party on the date hereof, any requirements of any national securities exchange upon which shares of Common Stock may be listed or any applicable laws. The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

4.2    The Company covenants that it will take such actions as may be necessary or appropriate in order that all Warrant Shares issued upon exercise of this Warrant will, upon issuance in accordance with the terms of this Warrant, be fully paid and non-assessable, and free from any and all (i) security interests created by or imposed upon the Company and (ii) taxes, liens and charges with respect to the issuance thereof. If at any time prior to the Expiration Date the number and kind of authorized but unissued shares of the Company’s capital stock shall not be sufficient to permit exercise in full of this Warrant, the Company will as promptly as practicable take such corporate action as may, in the opinion of its counsel, be reasonably necessary to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes. Without limiting the generality of the foregoing, the Company will not increase the stated or par value per share, if any, of the Common Stock above the Exercise Price per share in effect immediately prior to such increase in stated or par value.

4.3    The Company represents and warrants to the Holders that the issuance of this Warrant and the issuance of shares of Common Stock upon exercise thereof in accordance with the terms hereof will not constitute a breach of, or a default under, any other material agreements to which the Company is a party on the date hereof.

5.    Fractional Shares. No fractional Warrant Shares, or scrip for any such fractional Warrant Shares, shall be issued upon the exercise of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section 5, be issuable on the exercise of any Warrant, the Holder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock less the Exercise Price for such fractional share.

6.    Anti-dilution Adjustments and Other Rights. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

6.1    Adjustment to Exercise Price. Upon any adjustment to the number of Warrant Shares for which this Warrant is exercisable pursuant to Sections 6.2. 6.3, 6.4 and 6.5, the Exercise Price shall immediately be adjusted to equal the quotient obtained by dividing (i) the aggregate Exercise Price of the maximum number of Warrant Shares for which this Warrant was exercisable immediately prior to such adjustment by (ii) the number of Warrant Shares for which this Warrant is exercisable immediately after such adjustment; provided, however, that the Exercise Price with respect to the new number of Warrant Shares for which this Warrant is exercisable resulting from any such adjustment shall not be less than $0.01 per share.

6.2    Stock Dividend or Split. If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or effects a subdivision or share split or share combination or reverse splitting, or shall increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then in each case, the number of Warrant Shares for which this Warrant is exercisable will be adjusted based on the following formula:

NS’ = NS0 ×	OS’
OS0

where,

NS’ =	the number of Warrant Shares for which this Warrant is exercisable in effect immediately after such event

NS0 =	the number of Warrant Shares for which this Warrant is exercisable in effect immediately prior to such event

OS’ =	the number of shares of Common Stock outstanding immediately after such event

OS0 =	the number of shares of Common Stock outstanding immediately prior to such event.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company. If any dividend or distribution of the type described in this Section 6.2 is declared but not so paid or made, the number of Shares for which this Warrant is exercisable shall again be adjusted to the number of Shares for which this Warrant is exercisable that would then be in effect if such dividend or distribution had not been declared.

6.3    Rights or Warrants. If the Company issues to all or substantially all holders of its Common Stock any rights or warrants entitling them to subscribe for or purchase shares of Common Stock, subject to the last paragraph of this Section 6.3, at a price per share less than the Market Price per share of Common Stock on the Business Day immediately preceding the date of announcement of such issuance, the number of Warrant Shares for which this Warrant is exercisable will be adjusted based on the following formula:

NS’ = NS0 ×	OS0 + X
OS0 + Y

where,
NS’	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately after such event

NS0	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately prior to such event

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event

X	=	the total number of shares of Common Stock issuable pursuant to such rights (or warrants)

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights (or warrants) divided by the Market Price per share of Common Stock as of the record date.

Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in treasury by the Company. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the number of Warrant Shares for which this Warrant is exercisable shall be readjusted to the number of Shares for which this Warrant is exercisable that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the number of Warrant Shares for which this Warrant is exercisable shall again be adjusted to be the number of Warrant Shares for which this Warrant is exercisable that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. No adjustment shall be made pursuant to this Section 6.3 which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of this Warrant.

In determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

In the event the Company adopts or implements a shareholder rights agreement (a “Shareholder Rights Plan”) pursuant to which rights (“Rights”) are distributed to the holders of Common Stock of the Company and such Shareholder Rights Plan provides that each Warrant Share issued upon exercise of this Warrant at any time prior to the distribution of separate certificates representing such Rights will be entitled to receive such Rights, then there shall not be any adjustment to the exercise right or Exercise Price at any time prior to the distribution of separate certificates representing such Rights. If, however, prior to any exercise, the Rights have separated from the Common Stock, the Exercise Price shall be adjusted at the time of separation as described in this Section 6.3 (unless the Warrantholder or any of its Affiliates (as defined in the Shareholder Rights Plan) or Associates (as defined in the Shareholder Rights Plan) is an Acquiring Person (as defined in the Shareholder Rights Plan), in which case no adjustment shall be made pursuant to this Section 6 in respect of such Rights).

6.4    Other Distributions. If the Company fixes a record date for the making of any distribution of shares of its capital stock, other securities, evidences of indebtedness or other assets or property of the Company to all or substantially all holders of the Common Stock, excluding:

(i)    dividends or distributions and rights or warrants referred to in Sections 6.2 or 6.3; and

(ii)    dividends or distributions paid exclusively in cash referred to in Section 6.5;

then the number of Warrant Shares for which this Warrant is exercisable will be adjusted based on the following formula:

NS’ = NS0 x	SP0
SP0 - FMV

where,

NS’	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately after such distribution

NS0	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately prior to such distribution

SP0	=	the Market Price per share of Common Stock on the last Trading Day immediately preceding the first date on which the Common Stock trades regular way without the right to receive such distribution

FMV	=	the fair market value (as determined in good faith by the Board) of the shares of capital stock, other securities, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the record date for such distribution.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the date fixed for the determination of stockholders entitled to receive such distribution. Such adjustment shall be made successively whenever such a record date is fixed with respect to a subsequent event.

With respect to an adjustment pursuant to this Section 6.4 where there has been a payment of a dividend or other distribution on the Common Stock or shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit (a “Spin-Off”), the number of Warrant Shares for which this Warrant is exercisable in effect immediately before 5:00 p.m., New York City time, on the record date fixed for determination of stockholders entitled to receive the distribution will be increased based on the following formula:

NS’ = NS0 ×	FMV0 + MP0
MP0

where,

NS’	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately after such distribution

NS0	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately prior to such distribution

FMV0	=	the average of the Market Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of such stock or equity interest over the first ten consecutive Trading Day period after the effective date of the Spin-Off

MP0	=	the average of the Market Prices of Common Stock over the first ten consecutive Trading Day period after the effective date of the Spin-Off.

Such adjustment shall occur on the tenth consecutive Trading Day from, and including, the effective date of the Spin-Off. No adjustment shall be made pursuant to this Section 6.4 which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of this Warrant.

6.5    Cash Dividend. If the Company makes any cash dividend (excluding any cash distributions in connection with the Company’s liquidation, dissolution or winding up) or distribution during any quarterly fiscal period to all or substantially all holders of Common Stock, the number of Shares for which this Warrant is exercisable will be adjusted based on the following formula:

NS’ = NS0 ×	SP0
SP0 - C

where,

NS’	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately after the record date for such distribution

NS0	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately prior to the record date for such distribution

SP0	=	the Market Price per share of the Common Stock on the last Trading Day immediately preceding the first date on which the Common Stock trades regular way without the right to receive such distribution

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the date for such determination. No adjustment shall be made pursuant to this Section 6.4 which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of this Warrant.

6.6    No Adjustment if Participating. Notwithstanding the foregoing provisions of this Section 6, no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a Warrantholder to exercise, for any distribution described therein if the Warrantholder will otherwise participate in the distribution with respect to its Warrant Shares without exercise of this Warrant (without giving effect to any separate exercise of preemptive rights).

6.7    Income Tax Adjustment. The Company may (but is not required to) make such decreases in the Exercise Price and increases in the number of Warrant Shares for which this Warrant is exercisable, in addition to those required by Sections 6.1 through 6.5, as the Board determines is consistent with the principles of Treasury Regulations Section 1.305-3 and considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or any similar event treated as such for income tax purposes.

6.8    No Adjustment. No adjustment to the Exercise Price or the number of Warrant Shares for which this Warrant is exercisable need be made:

6.8.1    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

6.8.2    upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

6.8.3    upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in Section 6.2 and outstanding as of the date this Warrant was first issued; or

6.8.4    for a change in the par value of the Common Stock.

6.9    Calculations. All adjustments made to the Exercise Price pursuant to this Section 6 shall be calculated to the nearest one-ten thousandth of a cent ($0.000001), and all adjustments made to the Warrant Shares issuable upon exercise of each Warrant pursuant to this Section 6 shall be calculated to the nearest one-ten thousandth of a Warrant Share (0.000001). Except as described in this Section 6, the Company will not adjust the Exercise Price and the number of Warrant Shares for which this Warrant is exercisable.

No adjustments of the Exercise Price or the number of Warrant Shares issuable upon the exercise of this Warrant that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 0.1% the Exercise Price or the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6 and not previously made, would result in a minimum adjustment.

6.10    Adjustment Event. In any case in which this Section 6 provides that an adjustment shall become effective immediately after (i) a record date or record date for an event, (ii) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to this Section 6 or (iii) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to this Section 6 (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (x) issuing to the Warrantholder of any Warrant exercised after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such exercise by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 5. For purposes of this Section 6, the term “Adjustment Event” shall mean:

(A)    in any case referred to in clause (i) hereof, the occurrence of such event,

(B)    in any case referred to in clause (ii) hereof, the date any such dividend or distribution is paid or made, and

(C)    in any case referred to in clause (iii) hereof, the date of expiration of such rights or warrants.

6.11    Number of Shares Outstanding. For purposes of this Section 6, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

6.12    Successive Adjustments. Successive adjustments in the Exercise Price and the number of Shares for which this Warrant is exercisable shall be made, without duplication, whenever any event specified in this Section 6 shall occur.

6.13    Adjustment for Unspecified Actions. If the Company takes any action affecting the Common Stock, other than action described in this Section 6, which in the opinion of the Board would materially adversely affect the exercise rights of the Warrantholder, the Exercise Price for this Warrant and/or the number of Warrant Shares received upon exercise of this Warrant may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board may determine in good faith to be equitable in the circumstances; provided, however, that in no event shall any adjustment have the effect of increasing the Exercise Price or decreasing the number of Warrant Shares for which this Warrant may be exercised.

6.14    Voluntary Adjustment by the Company. In addition to any adjustments required pursuant to this Section 6, the Company may at its option, at any time during the term of this Warrant, reduce the then current Exercise Price or increase the number of Warrant Shares for which this Warrant may be exercised to any amount deemed appropriate by the Board; provided, however, that if the Company elects to make such adjustment, such adjustment will remain in effect for at least a 7-day period, after which time the Company may, at its option, reinstate the Exercise Price or number of Warrant Shares in effect prior to such reduction, subject to any interim adjustments pursuant to this Section 6.

7.    Liquidity Event. Any Change of Control (as defined in the Senior Credit Agreement) or any other recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, which, in each case, is effected in such a way that all of the holders of Common Stock are entitled to receive (either directly or upon subsequent related dividend, distribution or liquidation) cash, stock, securities or assets (or a combination of the foregoing) with respect to or in exchange for Common Stock (other than a transaction that triggers an adjustment pursuant to Sections 6.1, 6.2, 6.3 or 6.4) is referred to herein (together with any such Change of Control) as a “Liquidity Event.” In connection with any Liquidity Event, each Holder shall have the right to acquire and receive, upon exercise of such Warrants, such cash, stock, securities or other assets or property as would have been issued or payable in such Liquidity Event (if such Holder had exercised such Warrant immediately prior to such Liquidity Event) with respect to or in exchange, as applicable, for the number of Warrant Shares that would have been issued upon exercise of such Warrants, if such Warrants had been exercised immediately prior to the occurrence of such Liquidity Event. The Company shall not effect any Liquidity Event unless simultaneously with the consummation thereof, the surviving or resulting Person (if other than the Company), or the acquiror, in the case of a sale of all or substantially all of the Company’s assets, resulting from such Liquidity Event shall assume in all material respects (including with respect to the provisions of Section 6 and this Section 7), the obligation to deliver to the Holder such cash, stock, securities or other assets or property which, in accordance with the foregoing provision, the Holder shall be entitled to receive upon exercise of the Warrants. The provisions of this Section 7 shall similarly apply to successive Liquidity Events.

8.    Notices.

8.1    Notices Generally. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Company, at its principal executive offices and (ii) to the Holder, at the Holder’s address as it appears in the stock records of the Company (unless otherwise indicated by the Holder in writing) and to such other persons identified in Exhibit E hereto (as may be revised by the Holder in writing).

8.2    Notice of Adjustment. Whenever the Exercise Price or the number of Warrant Shares and other property, if any, issuable upon the exercise of the Warrants is adjusted, as herein provided, the Company shall deliver to the Holders a certificate of its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants after giving effect to such adjustment. Notwithstanding the foregoing, if the Holder objects to the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants (after giving effect to the proposed adjustment) set forth in the certificate provided by the Company’s Chief Financial Officer, the Company shall promptly obtain a certificate of an Independent Financial Expert appointed for such purpose setting forth the same information and detail as required in the immediately preceding sentence, and such certificate shall be used for the basis to effect the applicable adjustment to the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants.

8.3    Notice of Certain Transactions. In the event the Company shall propose to (i) distribute any dividend or other distribution to all holders of its Common Stock or options, warrants or other rights to receive such dividend or distribution, (ii) offer to all holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (iii) effect any capital reorganization, reclassification, consolidation or merger, (iv) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (v) make a tender offer or exchange offer with respect to the Common Stock, the Company shall promptly send to the Holders a notice of such proposed action or offer at their addresses as they appear on the register of the Company, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect, if any, of such action on the Common Stock and on the number and kind of any other shares of stock and on property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any such adjustment pursuant to Section 6 which will be required as a result of such action. Such notice shall be given as promptly as possible and, in any case, at least fourteen (14) days prior to the date of the taking of such action, or participation therein, by the holders of Common Stock.

9.    Redemption.

9.1    General. This Warrant may be redeemed, at the option of the Company, at any time on or after January 1, 2021 while it is exercisable and prior to its expiration, at its principal executive office, or at the office of its stock transfer agent, if any, upon notice to the Holder, as described in Section 9.3, for cash at the price per Warrant Share for which this Warrant is then exercisable equal to the greater of (i) $10.00 and (ii) a 20% discount to the Daily VWAP (the “Warrant Redemption Price”). Such Daily VWAP shall be determined as of the date such notice of redemption is given. Notwithstanding any provision to the contrary contained herein, after receiving notice of any exercise of all or a portion of this Warrant, the Company may elect to deliver the Warrant Redemption Price in respect of the Warrant Shares subject to such exercise in lieu of delivering such Warrant Shares. The payment of the Warrant Redemption Price shall fully satisfy the obligations of the Company in respect of such exercise of this Warrant.

9.2    Warrant Shares. Any Warrant Shares held by a Holder may be repurchased from such Holder, at the option of the Company, at any time after December 31, 2020 at its principal executive office, or at the office of its stock transfer agent, if any, upon notice to the Holder, as described in Section 9.3, for cash in an amount equal to the greater of (i) $10.00 and (ii) a 20% discount to the Daily VWAP. Such Daily VWAP shall be determined as of the date such notice of redemption is given.

9.3    Date Fixed for, and Notice of, Redemption. In the event that the Company elects to redeem this Warrant or any Warrant Shares, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be sent by email or mailed by first class mail, postage prepaid, by the Company not less than ten days prior to the Redemption Date (the “Redemption Period”) to the Holder to be redeemed at its last address as it shall appear on the registration books. Any notice emailed or mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder received such notice.

9.4    No Exercise After Notice of Redemption. Notwithstanding any provision to the contrary in this Warrant, the Warrant may not be exercised at any time after notice of redemption shall have been given by the Company pursuant to Section 9.3 and prior to the Redemption Date unless the Company defaults on payment of the Redemption Price on the Redemption Date. On and after the time such notice has been given, the Holder shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price on or after the Redemption Date.

10.    Registration Rights. The Holder of this Warrant shall have such registration rights for the Warrant Shares as provided in the Warrantholders Agreement.

11.    No Rights as Stockholder until Exercise. This Warrant does not entitle the Holder to any of the rights as a stockholder of the Company prior to the exercise hereof, including, without limitation, the right to receive dividends or other distributions, exercise any rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter. No provision thereof and no mere enumeration therein of the rights or privileges of any Holder shall give rise to any liability of such Holder for the Exercise Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

12.    Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and permitted assigns.

13.    Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles.

14.    Severability. In the event that one or more of the provisions of this Warrant shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant, but this Warrant shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

15.    Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement is sought.

16.    Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

17.    Counterparts. This Warrant may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

18.    No Inconsistent Agreements. The Company shall not, on or after the date hereof, enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders in this Warrant. The Company represents and warrants to the Holders that the rights granted hereunder do not in any way conflict with the rights granted to holders of the Company’s securities under any other agreements.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have each caused this common stock purchase warrant to be duly executed as of the date first written above.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Paul Rainey
Name: Paul Rainey
Title: Chief Financial Officer

[Signature Page to Penny Warrant of Global Eagle]

SEARCHLIGHT II TBO-W, L.P.

By: Searchlight II TBO GP, LLC, its general partner

By:	/s/ Eric Sondag
	Name:	Eric Sondag
	Title:	Authorized Officer

[Signature Page to Penny Warrant of Global Eagle]

EXHIBIT A TO WARRANT

PURCHASE FORM

To:	Dated:

The undersigned hereby irrevocably elects to purchase                      shares of Common Stock of Global Eagle Entertainment Inc., a Delaware corporation, pursuant to the purchase provisions of Section 1.2 of the attached Warrant and herewith makes payment of $        , representing the full purchase price for such shares at the price per share provided for in the Warrant.

Signature:
Address:

EXHIBIT B TO WARRANT

NOTICE OF EXERCISE BY NET SHARE SETTLEMENT FORM

To: Global Eagle Entertainment Inc., a Delaware corporation	Dated: , 20

The undersigned hereby irrevocably elects to exchange the Warrant for a total of                      shares of Common Stock of Global Eagle Entertainment Inc., a Delaware corporation, pursuant to the Exercise by Net Share Settlement provisions of Section 1.3 of the attached Warrant.

Signature:
Address:

EXHIBIT C TO WARRANT

FORM OF RESTRICTIVE LEGEND

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR BLUE SKY SECURITIES LAWS. THESE SHARES OF COMMON STOCK MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

ADDITIONALLY, THE TRANSFER OF THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANTHOLDERS AGREEMENT DATED AS OF MARCH 27, 2018, BETWEEN THE COMPANY AND SEARCHLIGHT II TBO-W, L.P., AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME. UPON THE FULFILLMENT OF CERTAIN CONDITIONS, THE COMPANY HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE COMMON STOCK REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

EXHIBIT D TO WARRANT

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                          (the “Holder”) hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares
(the “Assignee”)

HOLDER

Dated:

Signature:

Dated:

Witness:

By signing below, the Assignee acknowledges that it qualifies as an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended.

ASSIGNEE

Dated:

Signature:

Dated:

Witness:

EXHIBIT E TO WARRANT

NOTICE

A copy of all notices provided to the Holder in accordance with the Warrant shall also be provided to the following (provided that delivery of such copy shall not constitute notice):

Searchlight II TBO-W, L.P. c/o Searchlight Capital Partners, L.P. 745 5th Avenue
New York, NY 10151
Attention:	Eric Zinterhofer, Founding Partner
Eric Sondag, Partner
Email:	ezinterhofer@searchlightcap.com
esondag@searchlightcap.com